EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Rachelle Peterson
Telephone:	603-334-1255
Email:	rpetersen@bankprov.com

BankProv announces Executive Transitions

Amesbury, Massachusetts, December 23, 2022 — Provident Bancorp, Inc. (Nasdaq:PVBC), the holding company for BankProv, announced changes to the executive leadership team and named a new Board Chair, effective January 1, 2023.

In a mutual decision by the Board and Dave Mansfield – CEO and Board Member – Mr. Mansfield separated from both Provident Bancorp, Inc. and BankProv effective December 20th, 2022. Carol Houle, CFO, and Joe Reilly, who has been serving as the Board Chair, will serve as interim Co-CEOs and Co-Presidents. Laurie Knapp, who has been serving as the Audit Committee Chair, will serve as Board Chair.

“BankProv remains well-capitalized and on sound financial footing,” said Reilly. “Carol and I are confident in the Bank’s future and are ready to provide continuity as we chart our course forward.”

“We thank Dave for his years of service to the bank.” said Houle. “We remain committed to continuing BankProv’s storied history of serving the community and providing innovative banking solutions to our customers.”

“Over the past 21 years, I have been fortunate to work with an amazing team at BankProv and I look forward to watching the bank continue to grow,” said Mansfield. “I leave knowing the bank is in capable hands.”

About Provident Bancorp, Inc.
Provident Bancorp, Inc. is a Maryland corporation and the holding company for BankProv. Through our offerings, BankProv insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information, visit bankprov.com.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms, and include expectations with respect to the timing of the filing of the Form 10-Q. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, national or international war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, including inflation, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.